Exhibit 10.2

STATE OF LOUISIANA      §
PARISH OF ORLEANS       §

PROMISSORY NOTE
(DRAW FACILITY)

$2,128,500.00	SEPTEMBER 17, 2008

FOR VALUE RECEIVED, UNITED ESYSTEMS, INC., a Nevada corporation (“ESystems”), NETCOM DATA SOUTHERN CORP., a Georgia corporation (“Southern”), NETCOM DATA CORP., a Georgia corporation (“Netcom”) and UNITED CHECK SERVICES, L.L.C., a Louisiana limited liability company (“Check Services” and together with ESystems, Southern and Netcom, jointly, severally and in solido, “Debtor”) unconditionally promises to pay to the order of THERMO CREDIT, LLC a Colorado limited liability company (together with its successors and assigns, “Lender”), without setoff, at its offices at 639 Loyola Avenue, Suite 2565, New Orleans (Parish of Orleans), Louisiana 70113, or at such other place as may be designated by Lender, the principal amount of TWO MILLION ONE HUNDRED TWENTY-EIGHT THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($2,128,500.00), or so much thereof as may be advanced and outstanding hereunder from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the “Rate”), and in accordance with the payment schedule, indicated below.  This PROMISSORY NOTE (this “Note”) is executed pursuant to and evidences the Loans funded and to be funded by Lender under that certain LOAN, PLEDGE AND SECURITY AGREEMENT between Debtor and Lender dated as of even date herewith (as the same may be amended, supplemented, renewed or extended from time to time, the “Loan Agreement”) to which reference is made for a statement of the collateral, rights and obligations of Debtor and Lender in relation thereto; but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Debtor to pay unpaid principal of and interest on this Note when due.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.

1.           Rate.  The Rate shall be the LESSER of (a) the MAXIMUM RATE, or (b) GREATER of: (i) the PRIME RATE plus  EIGHT PERCENT (8.00%), or (ii) FIFTEEN PERCENT (15.00%).  The term “Prime Rate” means a variable rate of interest per annum equal to the prime rate as published from time to time in the “Bonds, Rates & Yields” table of The Wall Street Journal.  If such Prime Rate, as so quoted, is split between two or more different interest rates, then the prime rate shall be the highest of such interest rates.  If the Prime Rate is no longer published in the “Bonds, Rates & Yields” table of The Wall Street Journal, then the Prime Rate shall be (i) the rate of interest per annum established from time to time by lender and designated as its base or prime rate, which may not necessarily be the lowest rate charged by Lender and is set by Lender in its sole discretion, or (ii) if Lender does not publish or announce a base or prime rate, or does so infrequently or sporadically, then the Prime Rate shall be determined by reference to another base rate, prime rate, or similar lending rate index, generally accepted on a national basis, as selected by Lender in its sole and absolute discretion.  Notwithstanding any provision of this Note or any other agreement or commitment between Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Lender shall be paid, as interest a sum greater than interest at the Maximum Rate.  It is the intention of the parties that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law.  If Lender ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other indebtedness owed to Lender by Debtor, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to Debtor.  In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full.  The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Louisiana law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.  If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of

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interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.

2.           Accrual Method. Interest on the Indebtedness evidenced by this Note shall be computed on the basis of a THREE HUNDRED SIXTY (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.  In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided herein.

3.           Rate Change Date. The Rate will change each time and as of the date that the Prime Rate changes.

4.           Payment Schedule.  Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Debtor shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (b) the payment of accrued but unpaid interest hereon, and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity.  If an Event of Default exists under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified herein and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.  If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be such case be included in computing interest in connection with such payment.  The outstanding principal balance of this Note, plus accrued and unpaid interest thereon shall be due and payable on the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; (ii) MARCH 17, 2009; or (iii) such other date as may be established by a written instrument between Debtor and Lender, from time to time (the “Maturity Date”).  Accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable monthly commencing on OCTOBER 31, 2008 and continuing on the SAME day of each calendar month thereafter (or if no such corresponding date, on the LAST date of such calendar month) and on the Maturity Date.  In the event that no Event of Default or event which with notice and/or the passage of time would be an Event of Default shall have occurred and be continuing as of MARCH 17, 2009, Debtor shall have the option to extend the Maturity Date (the “Extension Option”) to the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; (ii) SEPTEMBER 17, 2009; or (iii) such other date as may be established by a written instrument between Debtor and Lender, upon (1) written notice to Lender, (2) Lender’s approval of the requested extension (not to be unreasonably withheld or delayed), and (3) payment of all accrued interest and fees as shall be due owing under the Loan Documents.  In the event that Debtor shall have exercised the Extension Option on or before MARCH 17, 2009, the outstanding principal balance of this Note, plus accrued and unpaid interest thereon shall be due and payable as follows:

(a) ONE (1) payment of accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable on MARCH 31, 2009;

    (b)  FIVE (5) monthly payments of principal plus accrued and unpaid interest thereon in an amount necessary to amortize the outstanding principal balance of this Note as of MARCH 17, 2009 over a period of TWENTY-FOUR (24) months commencing on APRIL 30, 2009 and continuing on and continuing on the SAME day of each calendar month thereafter (or if no such corresponding date, on the LAST date of such calendar month); and

(c) ONE (1) final payment of all principal plus accrued and unpaid interest shall be due and payable on the then current Maturity Date (i.e., SEPTEMBER 17, 2009).

Each date on which a payment shall be due and owing under this Note shall be a “Payment Date.”  Debtor may borrow in one or more advances a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Debtor is not in default under any provision of this Note, any other documents executed in

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connection with this Note, or any other Loan Documents now or hereafter executed in connection with any other obligation of Debtor to Lender, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Debtor.  Notwithstanding the foregoing, no advances shall be made on this Note from and after MARCH 17, 2009.  Lender shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met.  The unpaid principal balance of this Note at any time shall be the total amounts advanced hereunder by Lender less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Lender or otherwise noted in Lender's records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

5.           Delinquency Charge.  To the extent permitted by law, a delinquency charge will be imposed in an amount not to exceed FIVE PERCENT (5.00%) of the amount of any payment of principal or interest on this Note that is more than TEN (10) days past due. The provisions herein for a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Debtor a right to cure any Event of Default.

6.           Waivers, Consents and Covenants.  Debtor, any endorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Loan Documents now or hereafter executed in connection with any obligation of Debtor to Lender; (b) consents to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors); (c) agrees that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (d) agrees to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

7.           Prepayments.  Debtor may prepay the unpaid principal balance of this Note by paying, in addition to the entire unpaid principal amount, all accrued interest and any other sums due Lender at the time of prepayment, plus an amount equal to THREE PERCENT (3.00%) of the Credit Facility (the “Prepayment Fee”); provided however, that no Prepayment Fee shall be due and owing if such prepayment shall have been made within TEN (10) days of the then current Maturity Date.  If the Extension Option is exercised, no Prepayment Fee will be due and owing if THIRTY (30) days advance written notice of such prepayment is provided to Lender.  All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion.

8.           Remedies Upon Default.  Whenever there is a Event of Default under the Loan Documents (a) the entire balance outstanding hereunder and all other obligations of Debtor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender's discretion up to EIGHTEEN PERCENT (18.00%) per annum (the "Default Rate").  The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving  Obligors a right to cure any default.  At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the

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Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full.  Upon an Event of Default, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder.  Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

9.           Waiver.  The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.  The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note.  No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

10.           Applicable Law, Venue and Jurisdiction.  Debtor agrees that this Note shall be deemed to have been made in the State of Louisiana at Lender's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Louisiana and is performable in the City and Parish of Louisiana indicated at the beginning of this Note.  In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Louisiana or the United States courts located within the State of Louisiana.  Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

11.           Partial Invalidity.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

12.           Binding Effect.  This Note shall be binding upon and inure to the benefit of Debtor, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Debtor or Obligors hereunder can be assigned without prior written consent of Lender.

13.           Controlling Document.  To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

14.           Commercial Purpose.  DEBTOR REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES AND THIS NOTE IS SUBJECT TO LOUISIANA REVISED STATUTES § 9:3509, ET SEQ.  DEBTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE

15.           Collection.   If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Debtor agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

16.           Notice of Balloon Payment.  At maturity (whether by acceleration or otherwise), Debtor must repay the entire principal balance of this Note and unpaid interest then due.  Lender is under no obligation to refinance the outstanding principal balance of this Note (if any) at that time.  Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the

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money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of this Note.  If Obligors have guaranteed payment of this Note, Obligors may be required to perform under such guaranty.

17.           Waiver Of Jury Trial.  DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

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EXECUTED as of the date first written above.

DEBTOR:

UNITED ESYSTEMS, INC.

By: /s/ WALTER REID GREEN JR.
Name: Walter Reid Green Jr.
Title: Treasurer

NETCOM DATA SOUTHERN CORP.

By: /s/ WALTER REID GREEN JR.
Name: Walter Reid Green Jr.
Title: Treasurer

NETCOM DATA CORP.

By: /s/ WALTER REID GREEN JR.
Name: Walter Reid Green Jr.
Title: Treasurer

UNITED CHECK SERVICES, L.L.C.

By: /s/ WALTER REID GREEN JR.
Name: Walter Reid Green Jr.
Title: Treasurer

ADDRESS:

15431 O’Neal Road
Gulfport, MS  39503

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